Exhibit 10.1

NOTICE OF RESTRICTED STOCK UNIT AWARD

under the

TEXAS PACIFIC LAND CORPORATION 2021 INCENTIVE PLAN

This AWARD, made as of the __ day of _______, 20__, by Texas Pacific Land Corporation, a Delaware corporation (the “Company”), to «Name» (“Participant”), is made pursuant to and subject to the provisions of the Texas Pacific Land Corporation 2021 Incentive Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meanings given them in the Plan.

Contingent Restricted Stock Units

1.	Grant Date. Pursuant to the Plan, the Company, on______________, 20__ (the “Grant Date”), granted Participant an incentive award (“Award”) in the form of «# of Units» Restricted Stock Units, subject to the terms and conditions of the Plan and subject to the terms and conditions set forth herein.

2.	Value. The value of each Restricted Stock Unit on any date shall be equal to the value of one Share of the Company’s common stock on such date; and the value of the Company’s common stock is the Fair Market Value of the Shares (as defined in the Plan) on the relevant date.

Vesting of Restricted Stock Units

3.	Restrictions. Except as otherwise provided herein, the Restricted Stock Units shall remain nonvested, nontransferable and subject to a substantial risk of forfeiture as provided in paragraph 7.

4.	Vesting. Subject to Participant’s continued employment with the Company (except as otherwise provided herein), Participant’s interest in the Restricted Stock Units shall become transferable and non-forfeitable (“Vested”) in _________ increments as follows:

Date of Vesting	Number of Restricted Stock Units that will Vest

5.	[IF APPLICABLE Qualifying Termination Events. (a) Paragraph 4 to the contrary notwithstanding, if Participant experiences a Qualifying Termination Event (as defined below) while in the employ of the Company or a Subsidiary or Affiliate and prior to the forfeiture of the Restricted Stock Units under Paragraph 7, the Restricted Stock Units not then Vested shall become Vested

Alternative A as to a pro-rata portion of the non-Vested Restricted Stock Units, as determined in accordance with the following sentence. The pro-rata portion of the non-Vested Restricted Stock Units that shall vest pursuant to the preceding sentence shall be equal to a fraction of each Tranche of the remaining non-Vested Restricted Stock Units; the numerator of such fraction shall equal the number of full months of service performed by the Participant on and after (and including the month of) the Date of Grant, and prior to the Qualifying Termination Event; and the denominator of the fraction shall equal the total number of months from the Date of the Grant until the relevant Vesting date pursuant to paragraph 3. OR

Alternative B in full upon the Qualifying Termination Event.

The non-Vested portion of the Restricted Stock Units shall be forfeited.

(b) For purposes of this Restricted Stock Unit Award Agreement, Qualifying Termination Event shall mean the Participant’s death, Disability, or involuntary termination by the Company or an Affiliate other than for Cause [, or a voluntary termination by the Participant for Good Reason]. A Disability for purposes of this sub-paragraph (b) means a Participant’s Permanent Disability as defined in Section 22(e)(3) of the Code.

(c) Unless otherwise specified in an applicable employment agreement between the Company and the Participant, for purposes of this Award, Cause [and Good Reason] shall have the meaning[s] set forth in the Plan and the Committee shall have the authority to determine whether Participant's termination from employment is for Cause [or Good Reason] or for any reason other than Cause [or Good Reason].]

6.	Effects of a Change in Control. In the event of a Change in Control (as defined in the Plan) prior to the forfeiture of the Restricted Stock Units under paragraph 7, the provisions of this paragraph 6 shall apply in addition to the provisions of Article 17 (and related provisions) of the Plan.

(a)	Any Replacement Award made to the Participant shall provide that if the Participant is involuntarily terminated by the Company without Cause [or by the Participant for Good Reason], the non-Vested Replacement Award shall become immediately Vested at the time of the termination. The Committee shall have the discretion to determine the terms of any Replacement Award in compliance with the Plan and applicable law.

(b)	If, upon a Change in Control, the Company's Shares are no longer being traded on the New York Stock Exchange or another established securities market and no Replacement Grant is granted to the Participant, the non-Vested portion of the Restricted Stock Units shall become immediately Vested upon the Change in Control.

(c)	Notwithstanding the provisions of subparagraph (a) hereof, in connection with a Change in Control where the Company's shares continue to be traded on the New York Stock Exchange or another established securities market and this Restricted Stock Unit Award remains in effect, if the Participant is involuntarily terminated by the Company without Cause [or by the Participant for Good Reason], the non-Vested portion of this Restricted Stock Unit Award shall become immediately Vested at the time of the termination.

7.	Forfeiture of Unvested Restricted Stock Units. All Restricted Stock Units that are forfeitable shall be forfeited if Participant’s employment with the Company or an Affiliate terminates for any reason other than by reason of a Qualifying Termination Event or Change in Control as outlined in Paragraphs 5 and 6.

(a)	If the events described in paragraph 6 or a Qualifying Termination Event occur after the date that Participant is advised that his or her employment is being, or will be, terminated for Cause, on account of performance or in circumstances that prevent him or her from being in good standing with the Company, accelerated vesting shall not occur and all rights under this Award shall terminate, and this Award shall expire on the date of Participant’s termination of employment.

Payment of Awards

8.	Time of Payment. Payment of Participant’s Restricted Stock Units shall be made as soon as practicable after the Units have Vested, but in no event later than March 15th of the calendar year after the year in which the Units Vest.

9.	Form of Payment. The Vested Restricted Stock Units shall be paid in (a) whole Shares of the Company’s common stock, (b) cash, or (c) a combination of whole Shares of the Company’s common stock and cash, as determined solely at the discretion of the Company.

10.	Death of Participant. If Participant dies prior to the payment of their non-forfeitable Restricted Stock Units, such Units shall be paid to their Beneficiary. Participant shall have the right to designate a Beneficiary in accordance with procedures established under the Plan for such purpose. If Participant fails to designate a Beneficiary, or if at the time of Participant’s death there is no surviving Beneficiary, any amounts payable will be paid to Participant’s estate.

11.	Taxes. The Company may, at the request of the Participant, withhold from the Award, to the extent paid in shares, the number of whole Shares of common stock necessary to satisfy tax-withholding requirements attributable to the Vesting of the Restricted Stock Units. It is Participant's responsibility to properly report all income and remit all Federal, state, and local taxes that may be due to the relevant taxing authorities as the result of the vesting of this Restricted Stock Unit Award.

General Provisions

12.	Accounts. Restricted Stock Units granted to Participant shall be credited to an account (the “Account”) established and maintained for Participant. A Participant’s Account shall be the record of Restricted Stock Units granted to Participant under the Plan, is solely for accounting purposes and shall not require a segregation of any Company assets.

13.	No Right to Continued Employment. Neither this Restricted Stock Unit Award nor the granting or Vesting of Restricted Stock Units shall confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.

14.	Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Restricted Stock Unit Award shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

15.	Governing Law. This Restricted Stock Unit Award shall be governed by the laws of the State of Texas and applicable Federal law. All disputes arising under this Restricted Stock Unit Award shall be adjudicated solely within the State or Federal courts located within the State of Texas, Dallas County.

16.	Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Grant Date and the provisions of this Restricted Stock Unit Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Grant Date.

17.	Participant Bound by Plan. Participant has been provided a copy of the Plan and shall be bound by all the terms and provisions thereof.

18.	Binding Effect. Subject to the limitations stated above and in the Plan, this Restricted Stock Unit Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

19.	[IF APPLICABLE: Dividend Equivalent Eligibility. (a) If, prior to the payment of the Restricted Stock Units, the Company declares a cash or stock dividend on its Shares, then [Accrual, Treatment and Payment of Dividend Equivalents to be described.]

20.	Recoupment. In addition to any other applicable provision of the Plan, this Restricted Stock Unit Award is subject to the terms of any separate Clawback Policy maintained by the Company, as such Policy may be amended from time to time.

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit Award to be signed on its behalf.

TEXAS PACIFIC LAND CORPORATION

By:
Name:
Title:

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